Exhibit 10.1

Effective as of February 23, 2009

Kenneth M. Bate

33 Middle Street

Concord, MA 01742

Dear Ken:

Effective immediately prior to the closing of the Merger (as such term is defined in that certain Agreement and Plan of Merger, dated as of January 27, 2009, by and among NitroMed, Inc. (“NitroMed”), NTMD Parent Acquisition Corp., NTMD Acquisition Corp., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited), unless you are earlier terminated for cause, you will be terminated without cause as NitroMed’s President, Chief Executive Officer and Interim Chief Financial Officer.  This agreement (the “Agreement”) sets forth the terms pursuant to which you will be terminated without cause immediately prior to closing of such Merger; the time of such closing is referred to herein as the “Effective Time” and the date of such closing is referred to herein as the “Effective Date.”

1.  Separation Benefits.  Reference is hereby made to that certain Retention Agreement, dated as of January 23, 2007, between you and NitroMed, as amended by that certain letter agreement dated as of December 29, 2008, which is attached to this Agreement as Exhibit A and is incorporated herein (the “Change in Control Agreement”).  In connection with the termination without cause of your employment immediately prior to the Effective Time, NitroMed is required to provide you with the benefits set forth in the Change in Control Agreement, including without limitation the benefits set forth in Section 4.2 thereof.

2.  Other Agreements.  You hereby reaffirm your obligations set forth in the NitroMed Inventions and Non-Disclosure Agreement previously executed between NitroMed and you (attached hereto as Exhibit B and incorporated herein by reference).  You further agree to abide by any and all common law and/or statutory obligations relating to the protection and non-disclosure of NitroMed’s trade secrets and/or confidential and proprietary documents and information.

3.  Release.  You hereby acknowledge and agree that by signing this Agreement and accepting the economic benefits set forth in paragraph 1 above, you are waiving your right to assert, and releasing NitroMed from, any form of legal claim against NitroMed of any kind whatsoever from the beginning of time through and including the Effective Date.  Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against NitroMed seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against NitroMed up through and including the Effective Date.  You understand that there could be unknown or unanticipated Claims resulting from your employment with NitroMed and the termination thereof and agree that such Claims are intended to be, and are, included in this waiver and release.

4.  Miscellaneous.  This Agreement does not confer any additional benefits upon you that you are not otherwise already entitled to receive pursuant to existing agreements between you and NitroMed, and the benefits set forth in paragraph 2 of this Agreement reflect all of the severance benefits that you are entitled to receive upon termination of your employment at the Effective Time.  No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by NitroMed and you.  This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts and shall take effect as an instrument under seal within the Commonwealth of Massachusetts.  The validity, interpretation and performance of this Agreement, and any and all other matters relating to your employment and separation of employment from NitroMed, shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles.  Both parties agree that any action, demand, claim or counterclaim relating to (i) your employment and separation of your employment, and (ii) the terms and provisions of this Agreement or to its breach, shall be commenced in the Commonwealth of Massachusetts in a court of competent jurisdiction.  Both parties further agree that any such action, demand, claim or counterclaim shall be tried by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.  The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.  It is NitroMed’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been encouraged and given an opportunity to consult with legal counsel. By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the provisions and effects of this Agreement and to consult with legal counsel, that your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress and that neither NitroMed nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

If the foregoing correctly sets forth our arrangement, please sign, date and return the enclosed copy of this Agreement to me.

Sincerely,

NITROMED, INC.

/s/ Mark Leschly
Mark Leschly
Chairman, Compensation Committee

Signed and Agreed To:

/s/ Kenneth M. Bate

Name:	Kenneth M. Bate

Exhibit A

For a copy of the Retention Agreement, dated as of January 23, 2007, between Kenneth M. Bate and NitroMed, Inc., please see Exhibit 10.2 to NitroMed, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2007.

For a copy of the letter amendment to the Retention Agreement, dated as of December 29, 2008, between Kenneth M. Bate and NitroMed, Inc., please see Exhibit 10.2 to NitroMed, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

Exhibit B

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made between NitroMed, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and Kenneth M. Bate (“Employee”).

In consideration of the employment of the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.               Proprietary Information.

(a)  The Employee agrees that all information, whether or not in writing, of a private, Secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information may include inventions, products, presses, methods, techniques, formulas, compositions compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company.  The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b)  The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the company to be used by the Employee only in the performance of his/her duties for the company.  All such materials or copies thereof and all tangible property of the company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (I) a request by the Company, or (ii) termination of his/her employment.  After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c)  The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may  have disclosed or entrusted the same to the company or to the Employee.

2.               Developments.

(a)  Inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”.

(b)  The Employee agrees to assign and does hereby assign to the Company (or) any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.  However, this paragraph 2(b) shall not apply to Developments which do  not relate to the present or planned business or research and development of the company and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information.  The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.  The Employee also hereby waives all claims to moral rights in any Developments.

(c)  The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments.  The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interest in any development.  The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.               Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or refrain from competing, directly or indirectly, with the business of such previous employer or any other party.  The Employee further represents that his/her performance of all the terms of this Agreement wand as an employee of the Company does not and will not breach any other agreement to which the Employee is a party including but not limited to any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.               United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.               No Employment Contract.

The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.               Miscellaneous.

(a)  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any provision of this Agreement.

(b)  This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement.  This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company.  The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c)  This Agreement will be binding upon the Employee’s heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d)  No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any right.  A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e)  The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

(f)    The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the company and are considered by the Employee to be reasonable for such purpose.  The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief, and employee waives the claim or defense that the Company has an adequate remedy at law.  Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists.

(g)   This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provisions of this

Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

(h)   Employee shall disclose the existence of the terms of this Agreement to any employer or other person that Employee may work for or be engaged by after the termination of his or her employment or engagement at the Company.  Employee agrees that the Company may, after notification to Employee, provide a copy of this Agreement to any business or enterprise (I) which Employee may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which the Employee may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or other wise, or in connection with which Employee may use or permit Employee’s name to be used.  Employee to provide the names and addresses of any such persons or entities as the company may from time to time request.

INVENTION AND NON-DISCLOSURE AGREEMENT

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

Signed By:	/s/ Kenneth M. Bate

Printed Name:	Kenneth M. Bate

Date:	3/23/06

*Please return signature page only to Human Resources.